UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2003

APPLE HOSPITALITY FIVE, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-100044	76-0713476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 South Third Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets

Apple Hospitality Five, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report pursuant to Item 2 of Form 8-K. This report describes certain acquisitions involving a “significant amount” of assets within the meaning of the General Instructions to Form 8-K. Certain related matters also are reported.

Overview

Effective as of May 23, 2003, we acquired the Residence Inn® by Marriott® in Cypress, California for a gross purchase price of $19 million. For simplicity, this acquisition is referred to below as the Cypress acquisition. (The Residence Inn® and Marriott® trademarks are the property of Marriott International, Inc. or one of its affiliates.) Effective as of May 31, 2003, we acquired three additional Residence Inn® by Marriott® hotels in Somerset, New Jersey; Cranbury, New Jersey and Hauppage, New York for an aggregate gross purchase price of $42.5 million. For simplicity, this acquisition is referred to below as the Briad acquisition. All of our hotels purchased to date, including the Cypress acquisition and the Briad acquisition are described in a following section.

The purchase price for both the Cypress acquisition and the Briad acquisition was funded by our ongoing offering of units. Each unit consists of one common share and one Series A preferred share of the Company.

Under an escrow agreement executed in connection with the Briad acquisition, we have a six month exclusive right to negotiate a purchase of up to six additional hotels. Three of the hotel possibilities are Residence Inn® by Marriott® hotels, two are Homewood Suites® by Hilton hotels and one is a Courtyard® by Marriott® hotel. All of the hotel possibilities are in either New Jersey or Connecticut. We have deposited $500,000 in escrow with respect to three of these possible hotels, which are located in Somerset, New Jersey; Mt. Olive, New Jersey and Wallingford, Connecticut. In the event we enter into a definitive written agreement to purchase these three hotels within four months after the date of the escrow agreement, our deposit will be credited toward the purchase price of the hotels. If we do not execute a definitive agreement through no fault of the Seller, the seller will be entitled to receive the deposit.

As of May 28, 2003, we had sold a total of 15,301,588 units (including 4,761,905 units sold through our minimum offering at a price of $10.50 per unit) and raised a total of $165,936,512. We are continuing the offering at $11.00 per unit in accordance with the prospectus for our offering.

We also used the proceeds of our ongoing best efforts offering to pay 2% of the gross purchase price for these hotels, which equals $1,230,000, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

Acquisition and Related Matters

We directly acquired the California, New Jersey and New York hotels and leased these hotels to Apple Hospitality Five Management, Inc. (as lessee) under a master hotel lease agreement, which is one of the material contracts described in the next section. The hotels are being managed by Residence Inn by Marriott, Inc., which for simplicity, will be referred to herein as the “manager.” Neither the manager, Marriott International, Inc., nor any of their affiliates will be deemed an issuer, obligor, sponsor or guarantor in respect of any securities described in our prospectus, nor will they have any responsibility or liability for any statement or omission in our prospectus or for such securities.

Master Hotel Lease Agreement

Our master hotel lease agreement with Apple Hospitality Five Management, Inc. (as lessee) is dated as of February 26, 2003. On May 23, 2003, the schedules to our master hotel lease agreement were amended to include the hotel in California. On May 31, 2003, the schedules to our master hotel lease agreement were amended to include the hotels in New Jersey and New York. For simplicity, the master hotel lease agreement with all of the schedules will be referred to as the “lease.” The lease provides for an initial term of 10 years. The lessee has the option to extend the lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised. The lease provides for the payment of an annual base rent, a quarterly percentage rent and a quarterly sundry rent. Each type of rent is described below.

The annual base rents are as follows: Cypress, California: $1,503,563; Somerset, New Jersey: $1,280,868; Cranbury, New Jersey: $1,135,885; and Hauppage, New York: $2,028,399. The annual base rent is payable in advance in equal monthly installments and will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The commencement date of the lease for the California hotel is May 23, 2003 and for each of the other three hotels is May 31, 2003. The quarterly percentage rent depends on a formula that compares fixed “suite revenue breakpoints” with a portion of “suite revenue,” which is equal to gross revenue from suite rentals less sales and room taxes, credit card fees and sundry rent (as described below). The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the percentage rent is equal to the sum of (a) 17% of all year-to-date suite revenue, up to the applicable suite revenue breakpoint; plus (b) 55% of the year-to-date suite revenue in excess of the applicable suite revenue breakpoint, as reduced by base rent and the percentage rent paid year to date. The quarterly sundry rent equals 55% of all sundry revenue, which consists of revenue other than suite revenue, less the amount of sundry rent paid year-to-date.

Management Agreements

On May 23, 2003, the Company entered into an agreement with Residence Inn by Marriott, Inc. to manage its California hotel. On May 31, 2003, the Company entered into three additional and substantially similar management agreements to manage each of its hotels in New Jersey and New York. The management agreements provide that the manager will operate the hotels and collect revenues from their operation for the benefit of the lessee. In addition, the management agreements provide that the hotels will be operated as part of the Residence Inn® by Marriott® franchise system.

Owner Agreements

In both the owner agreement dated as of May 23, 2003 regarding the Cypress acquisition, and the owner agreement dated as of May 31, 2003 regarding the Briad acquisition, the manager granted its consent to the lease. In return, the Company, as the direct owner of the hotels, agreed to guarantee the performance of the obligations, including monetary obligations, of the lessee under the management agreements.

Our Properties

The hotels we recently acquired are part of the Residence Inn® by Marriott® franchise system and were in operation when acquired. Our hotels offer one and two room suites with the amenities generally offered by upscale extended-stay hotels. They are located in developed areas and in competitive markets. We believe the hotels are well-positioned to compete in their markets based on location, amenities, rate structure and franchise affiliation. In the opinion of our management, our hotels are adequately covered by insurance. Further information about all of our hotels is presented in the tables below:

Table 1. General Information (a)
	No. of Suites	Standard Daily Rate (Price) per Suite
Location of Hotel
Cypress, California	155	$129-159
Colorado Springs, Colorado	127	$119-139
Baton Rouge, Louisiana	115	$129-189
Cranbury, New Jersey	108	$159-189
Somerset, New Jersey	108	$149-179
Albuquerque, New Mexico	151	$124-149
Hauppage, New York	100	$189-299
Houston, Texas	120	$139-189

Table 2. Operating Information (a)
	Avg. Daily Occupancy Rates (%)				Revenue per Available Suite ($)
Location of Hotel	2000	2001	2002	2003	2000	2001	2002	2003
Cypress, California	—	—	69%	91%	—	—	$66	$96
Colorado Springs, Colorado	—	58%	73%	67%	—	$48	$56	$45
Baton Rouge, Louisiana	76%	76%	81%	95%	$69	$68	$69	$76
Somerset, New Jersey	—	—	51%	65%	—	—	$53	$73
Cranbury, New Jersey	—	—	36%	58%	—	—	$36	$64
Albuquerque, New Mexico	—	65%	77%	85%	—	$51	$60	$65
Hauppage, New York	—	—	78%	78%	—	—	$113	$103
Houston, Texas	86%	90%	92%	79%	$74	$83	$89	$81

Note for Tables 1 and 2:

(a)	The periods presented begin with the opening year of each hotel. Results of operations for periods before the effective date of our ownership were provided by the seller or the manager.

Item 7.    Financial Statements and Exhibits

(Financial statements to be filed by amendment within the required period.)

a.	Financial Statements of Businesses Acquired

b.	Pro Forma Financial Information

c.	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple Hospitality Five, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, President June 9, 2003